UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
March 2, 2009

Commission File Number	Exact Name of Registrant as Specified in Charter; State of Incorporation; Address and Telephone Number	IRS Employer Identification Number
1-14756	Ameren Corporation (Missouri Corporation) 1901 Chouteau Avenue St. Louis, Missouri 63103 (314) 621-3222	43-1723446

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)
On March 2, 2009, Gary L. Rainwater advised the Board of Directors (“Board”) of Ameren Corporation (“Ameren”) of his intention to relinquish his position as President and Chief Executive Officer of Ameren, effective May 1, 2009.  Mr. Rainwater will continue to serve as a director and as Executive Chairman of the company.

(c)	Also on March 2, 2009, the Board made the following officer appointments, which will be effective May 1, 2009:

Thomas R. Voss, 61, will become President and Chief Executive Officer of Ameren.  Mr. Voss joined Union Electric Company (“UE”) in 1969 as an engineer. He was elected senior vice president of UE, Central Illinois Public Service Company (“CIPS”), and Ameren Services Company (“Ameren Services”) in 1999, of Ameren Energy Generating Company (“Genco”) in 2001, of CILCORP Inc. (“CILCORP”) and Central Illinois Light Company (“CILCO”) in 2003, and of Illinois Power Company (“IP”) in 2004.  Each of UE, CIPS, Ameren Services, Genco, CILCORP, CILCO and IP is a subsidiary of Ameren.  In 2003, Mr. Voss was elected president of Genco; he relinquished his presidency of this company in 2004. He was elected executive vice president and chief operating officer of Ameren in 2005. In 2006, he was elected executive vice president of UE, CIPS, CILCORP, CILCO and IP. In 2007, Mr. Voss was elected chairman, chief executive officer, and president of UE. He relinquished his positions at CIPS, CILCORP, CILCO and IP in 2007, and will relinquish his positions at UE effective May 1, 2009.  Upon Mr. Voss’s assumption of his new responsibilities, the position of chief operating officer of Ameren will be eliminated.

Effective as of May 1, 2009, Mr. Voss’s base salary will be increased from $477,400 to $750,000.  In addition, the target cash bonus for which he is eligible under Ameren’s 2009 executive incentive plan (“EIP”), described in the Compensation Discussion & Analysis section of Ameren’s definitive proxy statement for its 2008 annual meeting of shareholders filed with the Securities and Exchange Commission on March 6, 2008 (“CD&A”), has been increased, effective May 1, 2009, from 60% to 90% of his base salary.  Mr. Voss’s actual bonus under this program may vary from target based on his performance, UE’s performance for the first four months of 2009 and Ameren’s performance in accordance with the formulas and methodologies employed in the EIP, which are described in the CD&A.

Warner L. Baxter, 47, will relinquish his position as Executive Vice President and Chief Financial Officer of Ameren to become President and Chief Executive Officer of UE. Effective as of May 1, 2009 with his change in position, Mr. Baxter’s base salary will be increased from $552,900 to $575,000.

Mr. Baxter will be succeeded by Martin J. Lyons, 42, who will become Chief Financial Officer of Ameren, while maintaining his current responsibilities as Senior Vice President and principal accounting officer.  Mr. Lyons joined Ameren, UE, CIPS, Genco, and Ameren Services in 2001 as controller. He was elected controller of CILCORP and CILCO in 2003. He was also elected vice president of Ameren, UE, CIPS, Genco, CILCORP, CILCO, and Ameren Services in 2003 and vice president and controller of IP in 2004. In 2007, his position at UE was changed to vice president and principal accounting officer. In 2008, Mr. Lyons was elected senior vice president and chief accounting officer of the Ameren companies.

Effective as of May 1, 2009, Mr. Lyons’s base salary will be increased from $314,600 to $390,000.  In addition, the target cash bonus for which he is eligible under the EIP, described in the CD&A, has been increased from 50% to 60% of his base salary.  Mr. Lyons’s actual bonus under this program may vary from target based on his performance and Ameren’s performance in accordance with the formulas and methodologies employed in the EIP, which are described in the CD&A.

(e)
Effective as of May 1, 2009 with his change in position, Mr. Rainwater’s base salary will be decreased from $940,000 to $450,000.  In addition, the target cash bonus for which he is eligible under the EIP, described in the CD&A, has been decreased from 90% to 60% of his base salary.  Mr. Rainwater’s actual bonus under this program may vary from target based on his performance and Ameren’s performance in accordance with the formulas and methodologies employed in the EIP, which are described in the CD&A.

In addition, on March 2, 2009, the Human Resources Committee of Ameren’s Board (the “Committee”) authorized the issuance pursuant to the 2006 Omnibus Incentive Compensation Plan (the “Omnibus Plan”) of performance share unit awards for 2009 to the executive officers identified on the table attached as Exhibit 99.1 (collectively, the “Executive Officers”).  Each performance share unit represents the right to receive a share of Ameren’s common stock assuming certain performance criteria are achieved.  The actual number of performance share units which may be earned will vary from 0 percent to 200 percent of the target number of performance share units granted to each Executive Officer, based primarily on Ameren’s three-year total shareholder return (“TSR”) relative to a utility peer group and continued employment during such three-year period (the “Performance Period”).  In the event Ameren’s TSR relative to utility peers during the Performance Period is below the 30th percentile, no performance share units will be earned unless Ameren’s earnings per share during each year of the Performance Period, as determined by the Committee for this purpose, equals or exceeds $2.54.

Dividends on performance share units will accrue and be reinvested into additional performance share units throughout the Performance Period.  Because these performance share units will be earned only if performance goals over the Performance Period are attained, the amounts, if any, that will be payable to the Executive Officers pursuant to the performance share unit awards described above are not determinable at this time.  The Committee has the ability to amend the terms of the performance share unit awards, including the performance criteria, to the extent not adverse to the holders of an award.

The form of performance share unit award for 2009 is attached as Exhibit 10.1 and is incorporated herein by reference.  The target number of performance share units issued to each Executive Officer for 2009 pursuant to the Omnibus Plan is set forth in the table attached as Exhibit 99.1 and is incorporated by reference herein.

The award agreements between Ameren and each of the Executive Officers provide that upon the occurrence of a “Change of Control” if Ameren continues to exist and its common stock is traded on the New York Stock Exchange (“NYSE”) or NASDAQ Stock Market (“NASDAQ”) (i) voluntary terminations of employment prior to the end of the performance period or terminations for “Cause” at any time prior to pay out of shares result in forfeiture of awards and (ii) a “qualifying termination” (as defined in the award agreement) of employment during the performance period does not change the manner in which awards are earned and become vested on December 31, 2011 and such awards will be paid in shares of Ameren common stock on January 1, 2012 or as soon as practicable thereafter.

The award agreements referenced above also provide that upon a “Change of Control” which occurs on or before December 31, 2011, if Ameren ceases to exist or its common stock is no longer traded on the NYSE or NASDAQ, the Omnibus Plan will be terminated and (i) the target number of performance share units together with accrued dividends thereon will be converted into nonqualified deferred compensation which will accrue interest at the prime rate as provided in the award agreement and, assuming continued employment, such amount will vest and be paid out on December 31, 2011, (ii) voluntary terminations of employment or terminations for “Cause” result in forfeiture of the amounts described above in (i) of this paragraph and (iii) qualifying terminations of employment result in an immediate payment of the amounts described above in (i) of this paragraph (except as otherwise provided in the awards).

The terms “Change of Control” and “Cause” have the meanings given them in the Second Amended and Restated Ameren Corporation Change of Control Severance Plan, effective October 10, 2008 (the “Plan”), to be filed as an exhibit to Ameren’s Annual Report on Form 10-K for the 2008 fiscal year, provided that the terms “Change of Control” and “Cause” are defined therein as they were defined in the Amended and Restated Ameren Corporation Change of Control Severance Plan, a copy of which was filed as Exhibit 10.5 to Ameren’s Current Report filed on Form 8-K dated February 16, 2006, and which has been replaced by the Plan.

Item 7.01	Regulation FD Disclosure.

A copy of the press release announcing certain executive management changes at Ameren to be effective May 1, 2009, as well as new nominees for election to Ameren’s Board, is attached as Exhibit 99.2 and incorporated by reference herein.  The information furnished pursuant to this Item 7.01, including Exhibit 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of Ameren under the Securities Act of 1933 or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.
Exhibit Number:	Title:
10.1	Form of Performance Share Unit for Award Issued in 2009 pursuant to 2006 Omnibus Incentive Compensation Plan.
99.1	Table of 2009 Target Performance Share Unit Awards Issued to Executive Officers.
99.2	Press release, dated March 2, 2009, regarding certain executive management changes at Ameren to be effective May 1, 2009, as well as new nominees for election to Ameren’s board of directors.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, Ameren has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ameren Corporation
(Registrant)

By: /s/ Steven R. Sullivan
Steven R. Sullivan
Senior Vice President, General Counsel and Secretary

Date:  March 2, 2009

Exhibit Index
Exhibit Number:	Title:
10.1	Form of Performance Share Unit for Award Issued in 2009 pursuant to 2006 Omnibus Incentive Compensation Plan.
99.1	Table of 2009 Target Performance Share Unit Awards Issued to Executive Officers.
99.2	Press release, dated March 2, 2009, regarding certain executive management changes at Ameren to be effective May 1, 2009, as well as new nominees for election to Ameren’s board of directors.